EXHIBIT 10.112

                  FIRST AMENDMENT TO AMENDED LICENSE AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED LICENSE AGREEMENT (the "Amendment") is entered into effective as of this 1st day of September, 1996, by and between Protein Technology, Inc., a Delaware corporation (the "Licensor"), and Biomune Systems, Inc., a Nevada corporation (the "Licensee"). The Licensor and the Licensee are sometimes collectively referred to herein as the "parties." Capitalized terms used in this Amendment but not defined herein shall be deemed to have the definitions ascribed in the Amended License Agreement (as that term is defined below).

                                    Recitals:

     A. WHEREAS, the Licensor and the Licensee entered into a License Agreement effective as of May 21, 1991 (the "Original License Agreement") regarding the grant by the Licensor to the Licensee of the exclusive right and license to utilize certain technology owned by the Licensor;

     B. WHEREAS, the Licensor and the Licensee subsequently entered into an Amended License Agreement effective as of December 15, 1995 (the "Amended License Agreement"), which Amended License Agreement amended and restated in its entirety the Original License Agreement and the grant by the Licensor to the Licensee of the exclusive right and license to utilize Technology (as that term is defined in the Amended License Agreement) in connection with the marketing and sale of pharmaceutical and nutraceutical products for human applications;

     C. WHEREAS, the Original License Agreement and the Amended License Agreement are sometimes referred to herein collectively as the "License Agreement";

     D. WHEREAS, a copy of the Amended License Agreement is attached hereto as Exhibit "A"; and

     E. WHEREAS, the Licensor and the Licensee desire to amend paragraph 1(o) of the Amended License Agreement, as set forth below.

     NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Amendment to Paragraph 1(o) of the Amended License Agreement. Paragraph 1(o) of the Amended License Agreement is amended in its entirety as follows:

          "(o) Territory: Territory means the following countries and areas and their respective territories and possessions: (i) the United States of America; (ii) Canada; (iii) Kenya; iv) the Ivory Coast;
               (v) Zimbabwe; (vi) Ghana; (vii) Zambia; (viii) Nigeria; and (ix) any other countries and areas of the world that may be included by way of mutual agreement of the parties pursuant to paragraph 3(b) infra."

          2. Entire Amendment. This Amendment constitutes the sole and entire agreement between the parties regarding the matters set forth herein. There are no collateral understandings, representations or agreements between the parties other than those contained herein and in the Amended License Agreement, as the same is amended and modified by this Amendment. The Amended License Agreement shall continue in full force and effect as originally executed except as specifically amended and modified by this Amendment. This Amendment adds territory prior to Licensee achieving the minimum amount of gross receipts for the preceding twelve month period as required under paragraph 3(b) of the Amended License Agreement. Licensor's waiver of that requirement for the additional territory added by this Amendement shall not be deemed a waiver of any of the requirements under said paragraph 3(b) for future additions of territory or otherwise.

          3. Miscellaneous. The above Recitals and all Exhibits attached hereto are deemed to be incorporated in this Amendment by reference.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

THE LICENSEE:                              THE LICENSOR:

BIOMUNE SYSTEMS, INC., a                   PROTEIN TECHNOLOGY, INC., a Delaware
Nevada corporation                         corporation


By:   /s/ David G. Derrick                 By:  /s/ James F. Hepburn
      David G. Derrick                            James F. Hepburn
      Its:  Chief Executive Officer               Its:  President